UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2010

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway
Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2010 the Company received a letter from The NASDAQ Stock Market providing notice that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5 million as required for continued inclusion on The NASDAQ Global Market by Listing Rule 5450(b)(1)(c). For NASDAQ purposes, MVPHS is the market value of the Company’s publicly held shares, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding.  Scott Dorfman, Chairman and CEO of the Company, and the IPOF Fund own approximately 44% and 34% of the Company’s Outstanding Common Stock, respectively.  After subtracting the shares owned by Mr. Dorfman, the IPOF Fund and all other officers and directors, only 2.4 million or approximately nineteen percent (19%) of Innotrac’s total 12.6 million outstanding shares are included in the MVPHS calculation for the Company.

This notification has no effect on the listing of the Company’s securities at this time.  NASDAQ has provided the Company 90 calendar days, or until April 5, 2010, to regain compliance with Listing Rule 5450(b)(1)(c). If, at any time before April 5, 2010, the MVPHS is at least $5 million for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with Listing Rule 5450(b)(1)(c) and the Company’s shares will continue to trade on The NASDAQ Global Market.  If, however, such MVPHS level is not achieved and the Company does not regain compliance by April 5, 2010, the NASDAQ Staff will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel.  As of the date of this release, the Company’s MVPHS was approximately $3.7 million.

On January 7, 2010, the Company issued a press release announcing its receipt of the NASDAQ notification, which  is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1
Innotrac Corporation press release dated January 7, 2010, announcing receipt of a letter from The NASDAQ Stock Market providing notice that the NASDAQ Global market continued listing requirement for minimum market value of the Company’s publicly held shares has not been met and a 90 calendar day grace period has begun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Scott D. Dorfman
Date: January 7, 2010	President, Chairman and Chief Executive Officer